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                                                                   EXHIBIT 23.11

                                    CONSENT

  I consent to being named in the registration statements and amendments thereto being filed with the Securities and Exchange Commission by UAL Corporation and United Air Lines, Inc. in connection with the Employee Investment Transaction as a person about to become a director of UAL Corporation.

                                                   /s/ Paul A. Volcker
                                          ____________________________________
                                                     Paul A. Volcker

Dated: May 24, 1994